Exhibit 5


                             ROPES & GRAY
                       ONE INTERNATIONAL PLACE
                  BOSTON, MASSACHUSETTS  02110-2624
                           (617) 951-7000
                        FAX: (617) 951-7050



                              April 24, 1996




Dynamics Research Corporation
60 Frontage Road
Andover, Massachusetts  01810-5498

Ladies and Gentlemen:

   This opinion is rendered to you in connection with the Registration Statement on Form S-8, filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Registration Statement"), for the registration by Dynamics Research Corporation (the "Company") of the sale by it of up to 100,000 shares (the "Shares") of the Company's common stock, $0.10 par value per share (the "Common Stock"), upon exercise, from time to time, of optionss issued pursuant to the Dynamics Research Corporation 1995 Stock Option Plan for Non-Employee Directors (the "Plan").

   We have acted as counsel for the Company in connection with the preparation and filing of the Registration Statement. In connection with this opinion we have examined the Restated Articles of Organization and Bylaws of the Company and all amendments thereto and have examined and relied on the original, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments, including the Plan, as in our judgment were necessary or appropriate to enable us to render the opinions express below.

   For the purposes of the opinion set forth in the second numbered paragraph below, we have assumed that (i) the number of authorized and unissued shares of Common Stock not reserved for another purpose will be sufficient at the time of each exercise for issuance of the Shares underlying the options and (ii) the exercise price for each option will be equal to or exceed the par value of the Common Stock on the date of exercise of each such option.

   Based on the foregoing, we are of the opinion that:




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Dynamics Research Corporation
April 24, 1996
Page 2


   1. The Company is a corporation duly organized and validly existing under the laws of The Commonwealth of Massachusetts.

   2. The Shares have been duly authorized and, when issued and sold by the Company pursuant to and in accordance with the Plan, will be validly issued, fully paid and non-assessable.

   We hereby consent to your filing this opinion as an exhibit to the Registration Statement. We understand that this opinion is to be used only in connection with the offer and sale of the Common Stock described above while the Registration Statement is in effect.

                         Very truly yours,


                         /s/ Ropes & Gray

                         Ropes & Gray


3118644.01


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